Exhibit 3.2

BY-LAWS

OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(as Amended and Restated on and through November 3, 2005)

With excerpts from the emergency provisions of

the Delaware General Corporation Law appended

Table of Contents*

CAPITAL STOCK

1. CERTIFICATES
2. RECORD OWNERSHIP
3. TRANSFER
4. LOST CERTIFICATES
5. TRANSFER AGENT; REGISTRAR
6. RECORD DATE; CLOSING TRANSFER BOOKS

MEETINGS OF STOCKHOLDERS

7. ANNUAL
8. SPECIAL
9. NOTICE
10. QUORUM
11. ORGANIZATION; CONDUCT OF MEETINGS
12. VOTING
13. INSPECTORS OF ELECTION
14. LIST OF STOCKHOLDERS
15. ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

BOARD OF DIRECTORS

16. NUMBER, ELECTION AND TERM OF OFFICE
17. ELIGIBILITY
18. ADVISORY DIRECTORS
19. NOMINATIONS
20. VACANCIES
21. REMOVAL OF DIRECTORS
22. RESIGNATION
23. ANNUAL MEETING
24. REGULAR MEETINGS
25. SPECIAL MEETINGS
26. TELEPHONIC MEETINGS
27. QUORUM
28. ACTION WITHOUT MEETING
29. ORGANIZATION
30. COMPENSATION

COMMITTEES OF THE BOARD

31. STANDING AND OTHER COMMITTEES
32. PROCEDURE
33. AUDIT COMMITTEE
34. COMPENSATION COMMITTEE

35. NOMINATING & GOVERNANCE COMMITTEE
36. ALTERNATES; VACANCIES IN COMMITTEES

OFFICERS

37. DESIGNATION; ELECTION; QUALIFICATION; TERM
38. DUTIES
39. RESIGNATION; REMOVAL; VACANCIES
40. CHIEF EXECUTIVE OFFICER
41. CHAIRMAN OF THE BOARD, VICE CHAIRMAN OF THE BOARD AND PRESIDENT
42. VICE PRESIDENTS
43. CHIEF FINANCIAL OFFICER
44. CONTROLLER
45. SECRETARY
46. TREASURER

MISCELLANEOUS

47. OFFICES
48. SEAL
49. FISCAL YEAR
50. ANNUAL REPORT
51. INDEMNIFICATION OF DIRECTORS AND OFFICERS
52. RELIANCE ON RECORDS
53. INSPECTION OF BOOKS
54. TRANSACTIONS WITH THE CORPORATION
55. RATIFICATION
56. VOTING OF STOCKS
57. NOTICE
58. WAIVER OF NOTICE
59. DISPENSING WITH NOTICE
60. AMENDMENTS

Emergency Provisions from § 110 Delaware General Corporation Law 22

*This Table of Contents has not been adopted by the Board of Directors as part of the By-Laws of the Corporation, but is provided solely for the convenience of the reader.

5

BY-LAWS

OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(as Amended and Restated on and through November 3, 2005)

Note:	For convenience, the masculine has been used in these By-Laws with the intention that it include the feminine as well.

CAPITAL STOCK

1.  CERTIFICATES

Every stockholder shall be entitled to have a certificate in such form as the Board shall from time to time approve, signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder.  Any or all of the signatures on the certificate and the corporate seal may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  While the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

2.  RECORD OWNERSHIP

The name and address of the holder of each certificate, the number of shares represented thereby, and the date of issuance thereof shall be recorded in the corporation’s books and records. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

3.  TRANSFER

Transfer of stock shall be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefore and a written assignment of the shares evidenced thereby.

4.  LOST CERTIFICATES

Any person claiming a stock certificate in lieu of one lost or destroyed shall give the corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss or destruction.  He shall also, if required by the Board, give the corporation a bond or other indemnification, in such form as may be approved by the Board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

5.  TRANSFER AGENT; REGISTRAR

The corporation shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of stock of the corporation shall be transferable.  The corporation shall also maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered.  The same entity may be both transfer agent and registrar.

6.  RECORD DATE; CLOSING TRANSFER BOOKS

So that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting as provided in Article VIII of the Certificate of Incorporation, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than ten days from the date upon which the resolution fixing the record date is adopted by the Board in the case of a determination of the stockholders entitled to express consent to corporate action without a meeting, nor more than sixty days before any other action, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to give such consent, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to take such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

MEETINGS OF STOCKHOLDERS

7.  ANNUAL

The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held at such time and place as shall be determined by the Board of Directors consistent with the provisions of Article VIII of the Certificate of Incorporation.  The Board, acting by resolution passed by a majority of the entire Board of Directors (as defined in Article X of the Certificate of Incorporation), may postpone or reschedule any previously scheduled annual meeting of stockholders, and may change any record date with respect thereto consistent with By-Law 6 of these By-Laws.  Notice of such change shall be given to each stockholder at least ten days before the meeting is held.  If the election of directors shall not be held on the day above designated for the annual meeting, the election shall be held as soon thereafter as conveniently may be, at an adjournment of such annual meeting or at a special meeting of the stockholders called for the purpose of holding such election.

8.  SPECIAL

Special meetings shall be held at such place, within or without the State of Delaware, as may from time to time be fixed consistent with the provisions of Article VIII of the Certificate of Incorporation.  In the event no such place has been fixed, special meetings shall be held at the offices of the corporation located in Alpharetta, Georgia.

9.  NOTICE

Written notice of every meeting of stockholders, stating the place, day, hour and purposes thereof, shall, except when otherwise required by law, be mailed at least ten, but not more than sixty days before such meeting to each stockholder of record entitled to vote thereat.

10.  QUORUM

The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting, except as otherwise required by law.  In the event of lack of a quorum, the chairman of the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained.  At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called.

11.  ORGANIZATION; CONDUCT OF MEETINGS

The Chief Executive Officer, or in his absence such other officer as may be designated by the Board, shall be the chairman at stockholders’ meetings.  The Secretary of the corporation shall be the secretary at stockholders’ meetings but in his absence the chairman of the meeting may appoint a secretary for the meeting.

The Board of Directors of the Corporation may adopt by resolution such rules, regulations, and procedures for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with applicable law and such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such chairman are appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  Unless, and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedures.

12.  VOTING

Except as, otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders, each holder of shares entitled to vote at such meeting shall, as to all matters in respect of which such shares have voting rights, be entitled to one vote in person or by written proxy for each share held of record by him.  No vote upon any matter, except the election of directors or the amendment of the Certificate of Incorporation, is required to be by ballot unless demanded by the holders of at least 10% of the voting power of the shares of capital stock represented and entitled to vote at the meeting.  All motions to introduce a matter for a vote by the stockholders at a meeting thereof, except for nominations for election as directors recommended by the Nominating & Governance Committee and approved by the Board, shall be seconded prior to a vote thereon by the stockholders.

A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.  Except as otherwise required by law or by the Certificate of Incorporation, all elections of directors shall be decided by plurality vote of shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors and all other matters shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at a meeting of stockholders and entitled to vote thereon.

13.  INSPECTORS OF ELECTION

The Chief Executive Officer shall, in advance of any meeting of stockholders, appoint one or more inspectors to act in such capacity for the meeting and make a written report thereof and physical presence at the meeting shall not be required provided alternative forms of attendance such as telephone conference connection or interactive web cast are provided.  He may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act in such capacity for the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the number of shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.  The inspectors shall determine the validity of and count the proxies and ballots in accordance with applicable law.

14.  LIST OF STOCKHOLDERS

A complete list of the stockholders entitled to vote at stockholders’ meetings (arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder) shall be prepared by or at the request of the Secretary and filed at least ten days prior to each meeting, either at a place specified in the notice of such meeting within the city or town where such meeting is to be held, or if no such place is specified, at the place where such meeting is to be held.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of such meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.  The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to inspect such list.

15.  ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must be a stockholder of record and must have given timely notice thereof in proper written form to the Secretary of the corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting of stockholders for the preceding year; provided, however, if and only if the annual meeting is not scheduled to held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders: (i) a brief description of the business proposed to be brought before the annual meeting of stockholders and the reasons for conducting such business at the annual meeting of stockholders, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the meeting.  The corporation may require such stockholder to furnish such other information as may reasonably be required by the corporation in connection with such proposed business.

No business shall be conducted at the annual meeting of stockholders except business (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in accordance with the procedures set forth in this By-Law 15 or By-Law 19, provided, however, that once business has been properly brought before the annual meeting of stockholders in accordance with such procedures, nothing in this By-Law 15 shall be deemed to preclude discussion by any stockholder of any such business.  If the Chairman of an annual meeting of stockholders determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

For purposes of this By-Law 15 and By-Law 19, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

In no event shall the postponement or adjournment of an annual meeting already publicly announced, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this By-Law 15 or By-Law 19. This By-Law 15 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this By-Law 15 or By-Law 19 and, if not so given, shall direct and declare at the meeting that such nominee or other matters are not properly before the meeting and shall not be considered.

BOARD OF DIRECTORS

16.  NUMBER, ELECTION AND TERM OF OFFICE

The number of directors of the corporation shall be fixed by resolution of the Board of Directors from time to time and, until otherwise determined, shall not be less than six (6) nor more than nine (9); provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.  The specific number of Directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors (as deferred in Article X of the Certificate of Incorporation).

The Board of Directors shall be divided into three classes to be known as Class I, Class II and Class III, which shall be as nearly equal in number as possible. Except in case of death, resignation, disqualification, or removal, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the 1996 annual meeting of stockholders; each initial director in Class II shall hold office until the 1997 annual meeting of stockholders; and each initial director in Class III shall hold office until the 1998 annual meeting of stockholders.  A person elected as a director shall be deemed a director as of the time of such election. Despite the expiration of a director’s term, he or she shall continue to serve until his or her successor, if there is to be any, has been elected and has qualified. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of directors so that the three classes remain as nearly equal in size as possible, with such difference in the number of Directors in any two classes not to exceed one (1).  Except as provided elsewhere in the By-Laws, the directors shall be elected at each annual meeting of stockholders, or at a special meeting of stockholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and be present at the meeting.

17.  ELIGIBILITY

A person being a full-time executive employee of the corporation or any of its subsidiaries when first elected a director of the corporation (an “employee-director”) shall not be eligible to serve as a director when not an executive employee, whether by reason of resignation, retirement or other cause; and a person not an employee-director shall not be eligible for election or re-election as a director of the corporation after his 72nd birthday.

Any employee-director not eligible to serve as a director by reason of the foregoing provision shall be eligible to serve as an advisory director, as hereinafter provided for in By-Law 18, until his 72nd birthday.

18.  ADVISORY DIRECTORS

The Board of Directors may at any time appoint or reappoint as an advisory director any person eligible to serve as such under the second paragraph of By-Law 17 whose services as such will be, in the opinion of the Board of Directors, of value to the corporation.  An advisory director shall be entitled to notice of and to attend and advise at, but not to vote at, meetings of the Board of Directors, and any committees thereof to which he shall be designated, and for his services may be paid, in the discretion of the Board of Directors, compensation and reimbursement of expenses on the same basis as if he were, a director.  The term of office of each advisory director shall terminate on the earlier of the date when he ceases to be eligible for such position under said paragraph of By-Law 17 or, subject to reappointment, the date of the first meeting of the Board of Directors after the annual meeting of stockholders next following his appointment.

19.  NOMINATIONS

Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the corporation (other than the Common Stock) then outstanding, nominations for the election of Directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of

Directors complying with this By-Law 19.  Any stockholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if a written notice of such stockholder’s intent to make such nomination or nominations meeting the requirements described below, has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, and received by the corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting of stockholders for the preceding year; provided, however, if and only if the annual meeting is not scheduled to held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.  Each such notice to the Secretary shall set forth: (a) the name and address of record of the stockholder who intends to make the nomination; (b) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a Director of the corporation if so elected.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a Director of the corporation.  The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Notwithstanding anything in this Article 19 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for Director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder Notice required by this Article 19 hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

20.  VACANCIES

Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason and any newly created Directorships resulting by reason of any increase in the number of Directors may, if occurring prior to the expiration of the term of office in which such vacancy or increase occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, and any Directors so elected shall hold office until the next election of the Class to which such Director was appointed and until their successors are elected and qualified.

21.  REMOVAL OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the corporation (other than the Common Stock) then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his or their term of office, but only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of Directors, voting together as a single class.

22.  RESIGNATION

A director may resign at any time by giving written notice to the corporation, addressed to the Chief Executive Officer or the Secretary.  A director shall offer his resignation at anytime that his or her employer changes from that when first elected a director and the effectiveness of such a resignation shall be subject to its acceptance by the Chairman of the Board.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein or herein.  Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice or herein.

23.  ANNUAL MEETING

A meeting of the Board, to be known as the annual Board meeting, shall be held without call or notice immediately after and at the same general place as the annual meeting of the stockholders.  The annual Board meeting shall be held for the purpose of organizing the Board, electing officers, and transacting any other business that may properly come before the meeting.

24.  REGULAR MEETINGS

Regular meetings of the Board may be held without call or notice at such place and at such time as shall be fixed by the Board.

25.  SPECIAL MEETINGS

Special meetings of the Board may be called by the Chief Executive Officer, and shall be called by the Secretary upon the request in writing of not less than a majority of the entire Board of Directors. Special meetings of the Board may be held at such place and at such time as shall be designated in the call thereof. Notice of special meetings of the Board shall either be mailed by the Chief Executive Officer or the Secretary to each director at least three days before the meeting, or served upon, or sent by electronic means by the Chief Executive Officer or the Secretary to each director at least one day before the meeting, but during an emergency as defined in By-Law 27, notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or private or public electronic means.  Unless required by law, the notice need not state the purposes of the meeting.

26.  TELEPHONIC MEETINGS

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

27.  QUORUM

Except during the existence of an emergency and except as otherwise provided in these By-Laws or in the Certificate of Incorporation, a majority of the entire board of directors, as fixed pursuant to these By-Laws, shall constitute a quorum for the transaction of business.  During the existence of an emergency, three directors shall constitute a quorum for the transaction of business.  To the extent required to constitute a quorum at any meeting of the Board during an emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.  Subject to the provisions of the Certificate of Incorporation, the action of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board.  In the event of lack of a quorum, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be obtained.  At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called.

An “emergency” for the purpose of these By-Laws shall be any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action.

28.  ACTION WITHOUT MEETING

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board.

29.  ORGANIZATION

The Chairman of the Board, or in his absence the Chief Executive Officer, or in his absence a director chosen by the directors present, shall act as chairman at meetings of the Board.  The Secretary of the corporation shall act as secretary at meetings of the Board but in his absence the chairman of the meeting may appoint a secretary for the meeting.

30.  COMPENSATION

The compensation of directors for services as directors and as members of committees of the Board shall be as fixed by the Board from time to time.  The compensation, if any, of the directors need not be uniform as between directors and the compensation, if any, of the members of the committees of the Board need not be uniform either as between members of a committee or as between committees.  The Board shall provide for reimbursing the directors for expenses incurred in attending meetings of the Board or committees thereof.

Any director, other than a member of the audit committee of the Board, may also serve the corporation in any other capacity and receive compensation, including fees and expenses, for such service.  Compensation paid to members of the Board audit committee shall be limited to the compensation paid for service as directors.

COMMITTEES OF THE BOARD

31.  STANDING AND OTHER COMMITTEES

The directors shall from time to time designate, by resolution passed by a majority of the entire Board of Directors (as defined in Article X of the Certificate of Incorporation), an Audit Committee, a Compensation Committee and a Nominating & Governance Committee, each of which shall have and may exercise the powers of the Board in the direction of the business and affairs of the corporation in respect to the matters and to the extent hereinafter set forth, subject to the power of the Board to assign from time to time to any such committees or to any other committees such powers with respect to specific matters as the Board may deem desirable.  These three committees shall be the standing committees of the corporation.  The Board may, by resolution passed by a majority of the entire Board of Directors, designate such other committees as it from time to time may deem appropriate; no such committee shall consist of fewer than two directors, and the powers of each such Committee shall be limited to those specified in the resolution designating the committee or as set forth in a committee charter that has been approved by a majority vote of the entire Board.  The members of the standing committees of the Board shall all be independent directors, as such term is defined from time to time by the New York Stock Exchange and by duly adopted resolution of the Board.

32.  PROCEDURE

Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority shall be necessary to constitute a quorum, unless otherwise provided by these By-Laws.  Each committee shall keep minutes of its meetings.  Any action required or permitted to be taken at any meeting or any committee may be taken without a meeting if all the members consent thereto in writing and such written consent is filed with the minutes of the proceedings of such committee.  All action by each committee shall be reported to the Board.

33.  AUDIT COMMITTEE

The Audit Committee shall consist of three or more members.  The Board shall select the members of the Audit Committee from among the directors who are not officers or employees of the corporation, who are otherwise independent and shall designate the Chairman of the Committee.  The Audit Committee shall, with respect to the corporation and the other entities as to which the corporation has power to select and engage auditors, select and engage independent public accountants to audit books, records and accounts, determine the scope of audits to be made by the auditors and establish policy in connection with internal audit programs and the scope thereof, and shall perform such other duties as the Board may from time to time prescribe.

34.  COMPENSATION COMMITTEE

The Compensation Committee shall consist of three or more members.  The Board shall select the members of the Compensation Committee from among the directors who are not officers or employees of the corporation, who are otherwise independent and shall designate the Chairman of the Committee.  The Compensation Committee shall constitute the Stock Option Committee provided for under any stock option plan of the corporation.  It shall from time to time fix the compensation of employees who are directors of the corporation and, in consultation with the Chief Executive Officer, the compensation of officers of the corporation who are elected by the Board.  It shall review and make recommendations to the Board from time to time with respect to the compensation of directors pursuant to By-Law 30, and shall perform such other duties as the Board may from time to time prescribe.

35.  NOMINATING & GOVERNANCE COMMITTEE

The Nominating & Governance Committee shall consist of three or more members.  The Board shall select the members of the Nominating & Governance Committee from among the directors who are not officers or employees of the corporation, who are otherwise independent and shall designate the Chairman of the Committee.  The Nominating & Governance Committee shall have the power to: propose and consider suggestions as to candidates for membership on the Board; periodically recommend to the Board candidates for vacancies on the Board due to resignations or retirements or due to such standards for composition of Board membership as may from time to time legally prevail; review and recommend to the Board such modifications to the prevailing Board of Directors retirement policy as may be deemed appropriate in light of contemporary standards; and propose to the Board on or before March 1 of each year a slate of Directors for submission to the stockholders at the annual meeting, review and propose governance standards to the Board, conduct periodic evaluations of the Board, Board Committee and director performance and perform such other duties as the Board may from time to time prescribe.

36.  ALTERNATES; VACANCIES IN COMMITTEES

The Board may designate one or more qualified directors as alternate members of any committee. Alternate members shall serve, in the order in which the Board shall determine when one or more members of the committee shall be absent or disqualified.  Alternate members may attend committee meetings as observers, without the right to vote when members are present, when fewer than all are present, only an alternate member serving the place of an absent or disqualified member shall have the right to vote.  If no alternate is available, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member.  All members of all committees (including Chairmen) shall serve at the pleasure of the Board.

OFFICERS

37.  DESIGNATION; ELECTION; QUALIFICATION; TERM

Each year at the annual Board meeting the directors shall elect a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer.  From time to time the Board may also elect or appoint a Vice Chairman of the Board or Vice Chairmen of the Board, one or more Presidents, such Executive, Senior or other Vice Presidents as it may deem appropriate, a Chief Financial Officer, and such other officers, including a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it may deem appropriate.  The Chief Executive Officer may appoint any officers of the corporation not required to be elected by the Board, as he may deem appropriate.  The Chairman of the Board, the Chief Executive Officer, and any Vice Chairman of the Board must be directors; no other officer need be a director.  Any number of offices may be held by the same person.  The term of each officer, whenever elected or appointed, shall be until the election or appointment (as the case may be) and qualification of his successor or until his earlier resignation or removal.

38.  DUTIES

The officers shall have such powers and perform such duties as are prescribed in these By-Laws, or, in the case of an officer whose powers and duties are not so prescribed, as may be assigned by the Board or delegated by or through the Chief Executive Officer.

39.  RESIGNATION; REMOVAL; VACANCIES

Any officer may resign at any time by giving notice to the corporation addressed to the Chief Executive Officer or the Secretary.  Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.  Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice.  Any officer may be removed by the Board at any time with or without cause.  Any appointed officer may be removed by the Chief Executive Officer at any time with or without cause.  A vacancy in any office may be filled by the Board, and a vacancy in any appointed office may be filled by the Chief Executive Officer, for the unexpired portion of the term.

40.  CHIEF EXECUTIVE OFFICER

The Chief Executive Officer of the corporation shall be elected by the Board.  Subject to the Board, he shall be in general and active charge, control and supervision over the management and direction of the business, property and affairs of the corporation.  He shall keep the Board fully informed, and shall freely consult it, concerning the business of the corporation in his charge.

He shall, subject to these By-Laws, have authority to:

(i) appoint or approve the appointment of employees to various posts and positions in the corporation bearing titles designated or approved by him and to prescribe their authority and duties, which may include the authority to appoint subordinates to various other posts and positions; and

(ii) remove or approve the removal of employees so appointed; and

(iii) sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee of the corporation shall be expressly authorized and directed by law, or by the Board, or by these By-Laws.  Unless otherwise provided by law, or by these By-Laws, or by the Board, he may authorize in writing filed with the Secretary, any officer, employee, or agent of the corporation to sign, execute and acknowledge, on behalf of the corporation and in his place and stead, any or all such documents and instruments.

He shall have such other authority and perform such other duties as are incident to the office of Chief Executive Officer and as may be prescribed from time to time by the Board and these By-Laws.

In the absence or disability of the Chief Executive Officer, or in case of an unfilled vacancy in that office, until such time as the Board shall elect his successor, his duties shall be performed and his powers shall be exercised by other elected officers of the corporation who are also directors (unless none are directors) in the order in which such officers were listed in their respective elections.

41.  CHAIRMAN OF THE BOARD, VICE CHAIRMAN OF THE BOARD AND PRESIDENT

The Chairman of the Board, any Vice Chairman of the Board and any President, acting alone, shall have authority to sign, execute and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or by the Chief Executive Officer or by these By-Laws.  Each shall have such additional powers and perform such additional duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.

42.  VICE PRESIDENTS

Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.

Each Executive Vice President shall have authority to sign, execute and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or by the Chief Executive Officer, or by these By-Laws.

43.  CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall:

(i) be principal financial officer of the corporation and have responsibility for all financial affairs of the corporation; and

(ii) protect the cash, securities, receivables and other financial resources of the corporation, have responsibility for investment, receipt, custody and disbursement of such resources, and establish policies for granting credit to customers; and

(iii) maintain the creditworthiness of the corporation; and

(iv) negotiate and procure capital required by the corporation, including long-term debt and equity, maintain adequate sources for the corporation’s short-term financing requirements and maintain banking relationships; and

(v) administer the accounting policies of the corporation and the internal controls with respect to its financial affairs; and

(vi) supervise the corporation’s books of account, and have access to all records, including the Secretary’s records; and

(vii) in general, have such other powers and perform such other duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.

44.  CONTROLLER

The Controller shall:

(i) be the principal accounting officer of the corporation; and

(ii) have custody and charge of the corporation’s books of account, and have access to all records, including the Secretary’s and the Treasurer’s records, for purpose of obtaining information necessary to verify or complete the records of the Controller’s office; and

(iii) implement the policies for granting credit to customers; and

(iv) implement the internal controls with respect to the financial affairs of the corporation; and

(v) have the responsibility for processing vouchers for payment by the Treasurer; and

(vi) in general, have such other powers and perform such other duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.

45.  SECRETARY

The Secretary shall:

(i) attend and keep the minutes of all meetings of the stockholders, the Board, and of such committees as the Board may direct; and

(ii) have custody of the corporate seal and all corporate records (including transfer books and stock ledgers), contracts, papers, instruments, documents and books of the corporation except those required to be kept by other officers under these By-Laws; and

(iii) sign on behalf of the corporation such documents and instruments as require his signature when approved in accordance with these By-Laws, and to such documents he shall affix the corporate seal when necessary and may do so when he deems it desirable; and

(iv) see that notices are given and records and reports are properly kept and filed by the corporation as required by these By-Laws or as required by law; and

(v) in general, have such other powers and perform such other duties as are incident to the office of Secretary and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.

46.  TREASURER

The Treasurer shall:

(i) receive and sign receipts for all moneys paid to the corporation and shall deposit the same in the name and to the credit of the corporation in authorized banks or depositories; and

(ii) when necessary or desirable, endorse for collection on behalf of the corporation all checks, drafts, notes and other obligations payable to it; and

(iii) disburse the funds of the corporation only upon vouchers duly processed and under such rules and regulations as the Board may from time to time adopt; and

(iv) keep full and accurate accounts of the transactions of his office in books belonging to the corporation; and

(v) render as the Board may direct an account of the transactions of his office; and

(vi) in general, have such other powers and perform such other duties as are incident to the office of Treasurer and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.

MISCELLANEOUS

47.  OFFICES

The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent in charge thereof shall be The Corporation Trust Company.  The corporation may have such other offices as the Board may from time to time determine.  The books of the corporation may be kept outside the State of Delaware.

48.  SEAL

The corporation’s seal shall be circular in form with “SCHWEITZER-MAUDUIT INTERNATIONAL, INC.” and “DELAWARE” around the periphery and “CORPORATE SEAL” within.

49.  FISCAL YEAR

The fiscal year of the corporation shall begin on January 1 of each year.

50.  ANNUAL REPORT

At least fifteen days in advance of the annual meeting of stockholders, but not later than three months after the close of the fiscal year, the Board shall publish and submit to the stockholders a consolidated balance sheet of the corporation and its consolidated subsidiaries as of the end of the previous fiscal year and the related consolidated income and cash flow statements of the corporation and its consolidated subsidiaries for the previous fiscal year.

51.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall:

(i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or in the case of an officer or director of the corporation is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; and

(ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or in the case of an officer or director of the corporation is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee against the corporation or any of its directors or employees only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board.  Notwithstanding the foregoing, the corporation shall be required to indemnify an indemnitee in connection with a proceeding seeking to enforce rights to indemnification without the authorization of the Board to the extent that such proceeding is successful on the merits.  To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (i) and (ii), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under subsections (i) and (ii) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (i) and (ii).  Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceedings, even though less than a quorum; or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (3) by the stockholders.

Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this By-Law.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this By-Law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

The Board may authorize and direct that insurance be purchased and maintained on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or in the case of an officer or director of the corporation, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this By-Law.

52.  RELIANCE ON RECORDS

Each director, each member of any committee designated by the Board, and each officer, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinion, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the Board, or by any other person as to matters the director, member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

53.  INSPECTION OF BOOKS

The directors shall determine from time to time whether, and, to what extent and at what times and places and under what conditions and regulations the accounts and other books and records of the corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

54.  TRANSACTIONS WITH THE CORPORATION

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

(i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

No other contract or transaction in which a director or officer has an interest and which may, under law, be authorized, approved or ratified by the Board, a committee thereof, or the stockholders shall be void or voidable if authorized, approved or ratified by the body which under law may authorize, approve or ratify such contract or transaction.

55.  RATIFICATION

Any transaction questioned on the ground of lack of authority, defective or execution, adverse interest of director, officer, or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board or by the stockholders in case less than a quorum of directors is qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect to such questioned transaction.

56.  VOTING OF STOCKS

Unless otherwise ordered by the Board, any one of the Chief Executive Officer, the Chairman of the Board, the President, any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President shall have full power and authority, on behalf of the corporation, to consent to or approve of any action by, and to attend, act and vote at any meeting of stockholders of, any company in which the corporation may hold shares of stock, and in giving such consent or approval or at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

57.  NOTICE

Any notice which the corporation is required to give under these By-Laws may be given personally or it may be given in writing by depositing the notice in the post office or letter box in a postpaid envelope directed to such address as appears on the books of the corporation.  Such notice shall be deemed to be given at the time of mailing.

58.  WAIVER OF NOTICE

Whenever any notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

59.  DISPENSING WITH NOTICE

No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

60.  AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed by the stockholders or by the Board.

The following emergency provisions are excerpted
from § 110 Delaware General Corporation Law

The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

The board of directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

No officer, director or employee acting in accordance with any emergency by-laws shall be liable except for willful misconduct.

To the extent not inconsistent with any emergency by-laws so adopted, the by-laws of the corporation shall remain in effect during any emergency and upon its termination the emergency by-laws shall cease to be operative.

Unless otherwise provided in emergency by-laws, notice of any meeting of the board of directors during such an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

To the extent required to constitute a quorum at any meeting of the board of directors during such an emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency by-laws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.